UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SYNAPTOGENIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SYNAPTOGENIX, INC.

1185 Avenue of the Americas, 3rd Floor, New York, New York 10036

August 25, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 annual meeting of stockholders of Synaptogenix, Inc. to be held at 11:00 am EST on Tuesday, October 11, 2022. We have decided to hold this year’s annual meeting virtually via live webcast on the internet due to the public health impact of COVID-19, and because hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/SNPX2022. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about Synaptogenix, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, two persons will be elected to our board of directors. In addition, we will ask stockholders to approve a proposed amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan and to ratify the appointment of Morison Cogen LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our board of directors recommends the approval of each of the first three proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On August 26, 2022 we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our 2021 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.

Thank you for your continued support of Synaptogenix, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

/s/ Alan J. Tuchman, M.D.
Alan J. Tuchman, M.D.
Chief Executive Officer

SYNAPTOGENIX, INC.

1185 Avenue of the Americas, 3rd Floor, New York, New York 10036

August 25, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME: 11:00 am EST

DATE: October 11, 2022

ACCESS:

This year’s annual meeting will be held virtually via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNPX2022 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 4.

PURPOSES:

1.	To elect two directors to serve three-year terms expiring in 2025;

2.	To approve a proposed amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan to increase the number of shares available for the grant of awards by 750,000 shares;

3.	To ratify the appointment of Morison Cogen LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Synaptogenix, Inc. common stock at the close of business on August 15, 2022. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ Robert Weinstein
Robert Weinstein
Secretary

TABLE OF CONTENTS

Appendix

Appendix A

i

SYNAPTOGENIX, INC.

1185 Avenue of the Americas, 3rd Floor, New York, New York 10036

PROXY STATEMENT FOR THE SYNAPTOGENIX, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 11, 2022

This proxy statement, along with the accompanying notice of 2022 annual meeting of stockholders, contains information about the 2022 annual meeting of stockholders of Synaptogenix, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 am, local time, on Tuesday, October 11, 2022. As a result of the public health and travel guidance and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNPX2022. You will not be able to attend the annual meeting in person.

In this proxy statement, we refer to Synaptogenix, Inc. as “Synaptogenix,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about August 26, 2022, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON OCTOBER 11, 2022

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2021 annual report to stockholders are available for viewing, printing and downloading at www.virtualshareholdermeeting.com/SNPX2022. To view these materials please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors & Media” section of our website at www.synaptogen.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:

SYNAPTOGENIX, INC.

Attn: Investor Relations

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors (the “Board”) is soliciting your proxy to vote at the 2022 annual meeting of stockholders to be held virtually, on Tuesday, October 11, 2022, at 11:00 am EST and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about August 26, 2022.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

Due to the continuing public health impact of COVID-19 and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our Board or management, as time permits.

How do I access the Virtual Annual Meeting?

The live webcast of the Annual Meeting will begin promptly at 11:00 am EST. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

Log-in Instructions. To be admitted to the virtual Annual Meeting, you will need to log-in at www.virtualshareholdermeeting.com/SNPX2022 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

Will I be able to ask questions and have these questions answered during the Virtual Annual Meeting?

Stockholders may submit questions for the annual meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SNPX2022, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.

Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, subject to time constraints.

What Happens if There Are Technical Difficulties during the Annual Meeting?

Beginning 15 minutes prior to, and during, the annual meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call 844-986-0822 (US) or 303-562-9302 (international).

Who May Vote?

Only stockholders of record at the close of business on August 15, 2022 will be entitled to vote at the annual meeting. On this record date, there were 6,840,629 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on August 15, 2022 your shares of our common stock were registered directly in your name with our transfer agent, Pacific Stock Transfer Company, then you are a stockholder of record.

If on August 15, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Pacific Stock Transfer Company, or you have stock certificates registered in your name, you may vote:

☐	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

☐	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board’s recommendations as noted below.

☐	At the time of the virtual annual meeting. If you attend the virtual annual meeting, you may vote your shares online at the time of the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on October 10, 2022.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our Board recommends that you vote as follows:

☐	“FOR” the election of the nominees for director;

☐	“FOR” the approval of the amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan; and

☐	“FOR” the ratification of the appointment of Morison Cogen LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

☐	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

☐	by re-voting by Internet or by telephone as instructed above;

☐	by notifying Synaptogenix’s Secretary in writing before the annual meeting that you have revoked your proxy; or

☐	by attending the virtual annual meeting and voting your shares online at the meeting. Attending the annual meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan to increase in the aggregate number of shares to be granted under the Synaptogenix, Inc. 2020 Equity Incentive Plan by 750,000 shares. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Morison Cogen LLP as our independent registered public accounting firm for 2022, our Audit Committee of our Board will reconsider its selection.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, our Annual Meeting will be held in a virtual meeting format only. To attend the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/SNPX2022 shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the annual meeting, you can view a replay of the Webcast at www.virtualshareholdermeeting.com/SNPX2022 until one year from the date of the meeting. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple Synaptogenix stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our corporate secretary at: 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

☐	following the instructions provided on your notice or proxy card; or

☐	following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 15, 2022 for (a) the executive officers named in the Summary Compensation Table on page 18 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of August 15, 2022 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 6,840,629 shares of common stock outstanding on August 15, 2022.

	Common	Percent of
	Stock	Common Stock
	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Owned(2)
More than 5% stockholders:
Intracoastal Capital LLC(3)	740,339	9.77%
George W. Haywood(4)	485,000	6.34%

Directors and Named Executive Officers:
Daniel L. Alkon(5)	32,735	*
Bruce T. Bernstein(6)	10,078	*
Jonathan Schechter(7)	10,325	*
Joshua N. Silverman(8)	37,750	*
William S. Singer(9)	10,250	*
Alan J. Tuchman(10)	15,650	*
Robert Weinstein(11)	11,388	*
All current directors and executive officers as a group (7 persons)	128,176	1.85%

*Represents beneficial ownership of less than 1% of the outstanding shares.

(1)	Unless otherwise indicated, the business address for each stockholder listed is c/o Synaptogenix, Inc., 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036.

(2)	Applicable percentage ownership is based on 6,840,629 shares of our common stock outstanding, together with securities exercisable or convertible into shares of our common stock within 60 days of August 15, 2022 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(3)	The shares reflected as beneficially owned by Intracoastal Capital, LLC (“Intracoastal”) in the table above consist of (i) 400 shares of common stock held by Intracoastal, (ii) 250,000 shares of common stock issuable upon exercise of a warrant held by Intracoastal, (iii) 250,000 shares of common stock issuable upon exercise of a second warrant held by Intracoastal, (iv) 93,940 shares of common stock issuable upon exercise of a third warrant held by Intracoastal and (v) 145,999 shares of common stock issuable upon exercise of a fourth warrant held by Intracoastal. The foregoing excludes 119,007 shares of common stock issuable upon exercise of a fifth warrant held by Intracoastal (“Intracoastal Warrant 5”) because Intracoastal Warrant 5 contains a blocker provision under which the holder thereof does not have the right to exercise Intracoastal Warrant 5 to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 9.99% of the common stock. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. This information is based solely on a Schedule 13G/A filed by Intracoastal with the SEC on February 11, 2022.

(4)	Includes 250,000 shares underlying warrants, exercisable within 60 days of August 15, 2022. This information is based solely on a Schedule 13G/A filed by George W. Haywood with the SEC on February 10, 2022.

(5)	Consists of 1,485 shares of common stock and options to purchase 31,250 shares of common stock that are exercisable within 60 days of August 15, 2022.

(6)	Consists of 78 shares of common stock and options to purchase 10,000 shares of common stock that are exercisable within 60 days of August 15, 2022.

(7)	Consists of 2,500 shares of common stock and options to purchase 7,825 shares of common stock that are exercisable within 60 days of August 15, 2022.

(8)	Consists of 5,000 shares of common stock and options to purchase 32,750 shares of common stock that are exercisable within 60 days of August 15, 2022.

(9)	Consists of options to purchase 10,250 shares of common stock that are exercisable within 60 days of August 15, 2022.

(10)	Consists of options to purchase 15,650 shares of common stock that are exercisable within 60 days of August 15, 2022.

(11)	Consists of 198 shares of common stock, warrants to purchase 65 shares of common stock that are exercisable within 60 days of August 15, 2022 and options to purchase 11,125 shares of common stock that are exercisable within 60 days of August 15, 2022.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board

Our certificate of incorporation provides that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board consists of six members classified into three classes as follows: (1) Bruce T. Bernstein and Jonathan L. Schechter constitute the Class I directors and their current terms will expire at the 2022 annual meeting of stockholders, (2) Alan Tuchman, M.D. and Daniel L. Alkon, M.D. constitute the Class II directors and their current terms will expire at the 2023 annual meeting of stockholders and (3) Joshua N. Silverman and William S. Singer constitute the Class III directors and their current terms will expire at the 2024 annual meeting of stockholders.

On August 11, 2022, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Bruce T. Bernstein and Jonathan L. Schechter for election at the annual meeting for a term of three years to serve until the 2025 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of August 25, 2022. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Joshua N. Silverman	52	Chairman of the Board of Directors
William S. Singer	81	Director; Vice-Chairman of the Board
Daniel L. Alkon, M.D.	79	Director
Bruce T. Bernstein	58	Director
Jonathan L. Schechter	48	Director
Alan J. Tuchman, M.D.	75	Director

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Synaptogenix, either directly or indirectly. Based upon this review, our Board has determined that the following members of our Board are “independent directors” as defined by The Nasdaq Stock Market:

Joshua N. Silverman

William S. Singer

Bruce T. Bernstein

Jonathan L. Schechter

The Board Diversity Matrix, below, provides the diversity statistics for our Board.

Board Diversity Matrix (As of August 25, 2022)
Total Number of Directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	-	6	-	-
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian (other than South Asian)	-	-	-	-
South Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Persons with Disabilities	-

Joshua N. Silverman — Director, Chairman of the Board.   Mr. Silverman joined Neurotrope as a Director and Chairman of the Board in August 2016. He is currently the Co-Founder and Managing Member of Parkfield Funding LLC, a member of the Board of Directors of Petros, and is a former Principal and Managing Partner of Iroquois Capital Management, LLC (“Iroquois”). Mr. Silverman served as Co-Chief Investment Officer of Iroquois from 2003 until July 2016. From 2000 to 2003, Mr. Silverman served as Co-Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a Director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as Assistant Press Secretary to The President of The United States. Mr. Silverman received his B.A. from Lehigh University in 1992. In the past five years, Mr. Silverman serves or has served on the boards of directors of Ayro Inc., Akers Bioscience, Inc., Marker Therapeutics, Inc., MGT Capital Investments Inc., National Holdings Corporation, Neurotrope, Inc., Petros Pharmaceuticals, Inc., Protagenic Therapeutics, Inc., and TapImmune, Inc. Mr. Silverman was chosen as a director of Synaptogenix because of his impressive experience in investment banking, consulting and public relations, as well as his experience serving on boards of several other public companies.

William S. Singer — Director and Vice-Chairman of the Board of Directors.   Mr. Singer served as a Director and Vice-Chairman of the Board for Neurotrope since August 23, 2019. Mr. Singer served as President of CRE until April 26, 2016 and served on its board of directors. He was a partner in the Chicago office of the law firm of Kirkland & Ellis LLP from 1980 until 2006 and has been of counsel to that firm since that time, concentrating his practice on corporate, real estate, and legislative matters. He has been listed in Crain’s Who’s Who in Chicago Business in the 2000, 2001, 2002, 2003, and 2004 editions. Mr. Singer has been prominently active in Chicago public service, serving as an Alderman for several years and as a candidate for Mayoral office. Mr. Singer was chosen as a director of Synaptogenix because of his notable legal expertise.

Daniel L. Alkon, M.D. — Director, President and Chief Scientific Officer.   Dr. Alkon was appointed as Neurotrope’s President on September 16, 2016 and he has continued to serve in that role for Synaptogenix following the Spin-Off. Dr. Alkon served as the founding Scientific Director of the original Blanchette Rockefeller Neurosciences Institute (now known as CRE) from 1999 until September 23, 2016. He received his undergraduate degree in chemistry in 1965 at the University of Pennsylvania. After earning his M.D. at Cornell University and finishing an internship in medicine at the Mount Sinai Hospital in New York, he joined the staff of the National Institutes of Health where during his 30-year career he became a Medical Director in the U.S. Public Health Service at the National Institute for Neurological Disorders and Strokes and Chief of the Laboratory of Adaptive Systems. From June 2006 to September 23, 2016, Dr. Alkon was the Toyota Chair for Neurodegenerative Disease Research at CRE. In this position, he and his team conducted multidisciplinary research on the molecular and biophysical mechanisms of memory and memory dysfunction in psychiatric and neurological disorders, particularly AD. From October 2000 to September 28, 2016, Dr. Alkon was also a Professor at CRE and a Professor of Neurology at West Virginia University. Mr. Alkon was chosen as a director of Synaptogenix because of his many accomplishments in the field of neuroscience and his insight as our Chief Scientific Officer.

Bruce T. Bernstein — Director.   Mr. Bernstein served as a Director for Neurotrope since November 14, 2016. Mr. Bernstein has over thirty years of experience in the securities industry, primarily as senior portfolio manager for two alternative finance funds as well as in trading and structuring of arbitrage strategies. Mr. Bernstein has served as President of Rockmore Capital, LLC since 2006, the manager of a direct investment and lending fund with peak assets under management of $140 million. Previously, he served as Co-President of Omicron Capital, LP, an investment firm based in New York, which he joined in 2001. Omicron Capital focused on direct investing and lending to public small cap companies and had peak assets under management of $260 million. Prior to joining Omicron Capital, Mr. Bernstein was with Fortis Investments Inc., where he was Senior Vice President in the bank’s Global Securities Arbitrage business unit, specializing in equity structured products and equity arbitrage and then President in charge of the bank’s proprietary investment business in the United States. Prior to Fortis, Mr. Bernstein was Director in the Equity Derivatives Group at Nomura Securities International specializing in cross-border tax arbitrage, domestic equity arbitrage and structured equity swaps. Mr. Bernstein started his career at Kidder Peabody, where he rose to the level of Assistant Treasurer. Mr. Bernstein also serves as a member of the Board of Directors of XpresSpa Holdings, the leading airport spa company in the world, based in New York and Petros Pharmaceuticals, Inc. Mr. Bernstein is also a member of the board of Summit Digital Health, a laser based blood glucose monitor distributor, based in New Jersey. Mr. Bernstein holds a B.B.A. from City University of New York (Baruch). Mr. Bernstein was chosen as a director of Synaptogenix because of his extensive experience in the securities industry.

Jonathan L. Schechter — Director.   Mr. Schechter served as a Director for Neurotrope since December 13, 2018. Mr. Schechter has served as the Director of Investment Banking at Chardan Capital Markets, a full service investment bank, since February 2008. He previously served as a director of DropCar, Inc. Mr. Schechter has worked with public companies for over two decades, including ten years of legal experience and eleven years of investment banking experience. He has received formal education in finance and accounting and has extensive experience analyzing and evaluating the financial statements of public companies. Mr. Schechter holds an A.B. in Public Policy/Political Science from Duke University and a J.D. from Fordham University School of Law. Mr. Schechter was chosen as a director of Synaptogenix because of his lengthy public company, legal and investment banking experience.

Alan J. Tuchman, M.D. — Director and Chief Executive Officer.   Dr. Tuchman joined Synaptogenix as our Chief Executive Officer in December 2020. He is also currently Clinical Professor of Neurology at New York Medical College and in the private practice of Neurology in Manhattan. He consults for a number of biotechnology and investment firms. Dr. Tuchman founded and was Managing Director of MedPro Investors LLC from 2011 to 2020. He has served as a partner of Xmark Opportunity Partners and as CEO and then Executive Chairman of Neurophysics, Inc. from 2002 to 2010. Dr. Tuchman served as Senior Vice President and Chief Medical Officer of Oncolytics Biotech Inc. from 2012 to 2017. He was previously the President of the Epilepsy Society of Southern New York as well as Vice Dean for Clinical Affairs at New York Medical College. Dr. Tuchman received his MD degree from the University of Cincinnati, College of Medicine, and completed his Neurology Residency at the Mt. Sinai School of Medicine. Dr. Tuchman received his MBA from Columbia University in 1996. He has authored over 30 scientific papers and book chapters. Mr. Tuchman was chosen as a director of Synaptogenix because of his lengthy experience and sterling reputation in the medical field, as well as his insight as our Chief Executive Officer.

Committees of our Board and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2021 there were five meetings of our Board of Directors, and the various committees of our Board met a total of seven times. No director attended fewer than 75% of the total number of meetings of our Board and of committees of our Board on which he or she served during fiscal 2021. Our Board has adopted a policy under which each member of our Board makes every effort to but is not required to attend each annual meeting of our stockholders.

Audit Committee. Our Audit Committee met four times during the fiscal year ending December 31, 2021. This committee currently has three (3) members: Mr. Bernstein, as Chairman, Mr. Singer and Mr. Schechter. Our Board has determined that all members of the Audit Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. In addition, the Board has determined that each of Mr. Bernstein and Mr. Schechter is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K and has designated each of them to fill that role.

The Audit Committee (a) assists the Board in fulfilling its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures; (iii) the qualifications and independence of the Company’s independent auditors; and (iv) the performance of the Company’s independent auditors; and (b) prepares any reports that the rules of the SEC require be included in the Company’s annual proxy statement.

The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board and such other matters as specified in the Committee’s charter or as directed by the Board. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us (or to nominate the independent registered public accounting firm for stockholder approval), and each such registered public accounting firm must report directly to the Audit Committee. Our Audit Committee must approve in advance all audit, review and attest services and all non-audit services (including, in each case, the engagement and terms thereof) to be performed by our independent auditors, in accordance with applicable laws, rules and regulations.

A copy of the Audit Committee’s written charter is publicly available on our website at ir.synaptogen.com/corporate-governance.

Compensation Committee. Our Compensation Committee met two times during the fiscal year ending December 31, 2021. This committee currently has three (3) members: Mr. Silverman as Chairman, Mr. Bernstein and Mr. Singer. Our Board has determined that all members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

The Compensation Committee (i) assists the Board in discharging its responsibilities with respect to compensation of the Company’s executive officers and directors, (ii) evaluates the performance of the executive officers of the Company, and (iii) administers the Company’s stock and incentive compensation plans and recommends changes in such plans to the Board as needed.

A copy of the Compensation Committee’s written charter is publicly available on our website at ir.synaptogen.com/corporate-governance.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met one time during the fiscal year ending December 31, 2021. This committee currently has three (3) members: Mr. Singer, as Chairman, Mr. Bernstein and Mr. Silverman. Our Board has determined that all members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

The Nominating and Corporate Governance Committee assists the Board in (i) identifying qualified individuals to become directors, (ii) determining the composition of the Board and its committees, (iii) developing succession plans for executive officers, (iv) monitoring a process to assess Board effectiveness, and (v) developing and implementing the Company’s corporate governance procedures and policies. The Nominating and Corporate Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board and its committees.

The Nominating and Corporate Governance Committee considers any timely submitted and qualified director candidates recommended by any security holder entitled to vote in an election of Directors. To date no security holders have made any such recommendations.

A copy of the Nominating and Corporate Governance Committee’s written charter, including its appendices, is publicly available on our website at ir.synaptogen.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of Mr. Silverman as Chairman, Mr. Singer and Mr. Bernstein. No member of the Compensation Committee has been an officer or employee of the Company. None of our executive officers serves on the Board or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

Our Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board is to oversee our management and, in doing so, serve our best interests and the best interests of our stockholders. Our Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board also participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board and committee meetings.

Our corporate governance practices do not indicate a particular board structure, and our Board has the flexibility to select its chair and our chief executive officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of Chair and the Chief Executive Officer may be filled by either one individual or two individuals. The Board has elected to separate the positions of Chair and Chief Executive Officer.

Effective risk oversight is an important priority of the Board. Because risks are considered in virtually every business decision, the Board discusses risk throughout the year generally or in connection with specific proposed actions. The Board’s approach to risk oversight includes understanding the critical risks in our business and strategy, evaluating our risk management processes, allocating responsibilities for risk oversight among the full Board, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Our officers are appointed by our Board and hold office until they resign or are removed from office by the Board. Mr. Silverman, Mr. Singer, Mr. Bernstein and Mr. Schechter qualify as independent directors.

Stockholder Communications to our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations team at 800-811-559. However, any stockholders who wish to address questions regarding our business directly with our Board, or any individual director, should direct his or her questions in writing to the Chairman of our Board at 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036, or via e-mail at ir@synaptogen.com. Communications will be distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our Board may be excluded, such as:

☐	junk mail and mass mailings;

☐	resumes and other forms of job inquiries;

☐	surveys; and

☐	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Hedging Policy

The Company has a policy that prohibits executives and directors from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options.

Our Insider Trading Policy provides that no employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale (including a short sale “against the box”), or engage in hedging transactions (including “cashless collars”).

Executive Officers

The following table sets forth certain information as of August 25, 2022 regarding our executive officer who is not also a director.

Name	Age	Position
Robert Weinstein	62	Chief Financial Officer, Secretary and Executive Vice President

Robert Weinstein — Chief Financial Officer, Executive Vice President, Treasurer and Secretary.   Mr. Weinstein joined Neurotrope in June 2013 as its acting Chief Financial Officer and has continued to serve in that role for Synaptogenix following the Spin-Off. In addition, Mr. Weinstein performs work as a consultant for Petros Pharmaceuticals, Inc., which is the surviving company from the merger of Metuchen and Neurotrope. He has extensive accounting and finance experience, spanning more than 30 years, as a public accountant, investment banker, healthcare private equity fund principal and chief financial officer. From September 2011 to the present, Mr. Weinstein has been an independent consultant for several healthcare companies in the pharmaceutical and biotechnology industries. From March 2010 to August 2011, he was the Chief Financial Officer of Green Energy Management Services Holdings, Inc., an energy consulting company. From August 2007 to February 2010, Mr. Weinstein served as Chief Financial Officer of Xcorporeal, Inc., a development-stage medical device company which was sold in March 2010 to Fresenius Medical USA, the largest provider of dialysis equipment and services worldwide. Mr. Weinstein also serves as a member of the Board of Directors of XpresSpa Group, Inc. (Nasdaq: XSPA), a health and wellness company whose core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products. Mr. Weinstein received his MBA degree in finance and international business from the University of Chicago Graduate School of Business, is a Certified Public Accountant (inactive), and received his BS degree in accounting from the State University of New York at Albany.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by Synaptogenix and Neurotrope, Inc., our predecessor company (“Neurotrope”), during the last two fiscal years ended December 31, 2021, except that following our spin-off from Neurotrope (the “Spin-Off”), the table sets for information concerning the total compensation paid or accrued by us, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2021; (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2021; and (iii) up to two additional individuals for whom disclosure would have been required pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer at December 31, 2021 (collectively, the “named executive officers”).

The Compensation Committee of the Board is responsible for determining executive compensation (1).

							Non-
							Qualified
Name &	Fiscal Year					Non-Equity	Deferred	All Other
Principal	Ended			Stock	Options	Incentive Plan	Compensation	Compensation
Position	December 31	Salary ($)	Bonus ($)(3)	Awards ($)(8)	Awards ($)(7)	Compensation	Earnings	(4)(5)(6)	Total ($)
Charles S. Ryan Former CEO	2021	-	-	-	-	-	-	-	-
	2020	389,583	-	-	35,976	-	-	709,567	1,135,126
Dr. Alan J. Tuchman Chief Executive Officer (2)	2021	222,000	150,000	585,000	106,759	-	-	4,140	1,067,899
	2020	184,375	-	-	-	-	-	-	184,375
Robert Weinstein CFO, Secretary and Executive Vice President	2021	300,780	150,000	585,000	94,706	-	-	54,265	1,184,751
	2020	297,500	100,000		121,420	-	-	97,144	616,064
Daniel L. Alkon MD President and CSO	2021	325,000	150,000	780,000	266,028	-	-	-	1,496,028
	2020	300,000	-	-	35,976	-	-	-	335,976

(1)	Represents Synaptogenix data for period January 1, 2020 to December 31, 2020. Synaptogenix (formerly Neurotrope Bioscience, Inc.) was spun out from Neurotrope as of December 2, 2020.

(2)	Dr. Tuchman was acting Chief Medical Officer until November 2020.

(3)	$150,000 paid in March 2022 for 2021 for Drs. Tuchman and Alkon and Mr. Weinstein, $100,000 paid in fiscal 2021 for 2020 for Mr. Weinstein.

(4)	Mr. Weinstein and Dr. Ryan’s 2020 and 2021 amounts reflect healthcare payments and insurance premiums paid on their behalf.

(5)	Includes $49,335 paid to Mr. Weinstein for all accrued vacation in lieu of severance for moving from Neurotrope to Synaptogenix in 2020.

(6)	Includes severance payments of $650,000 pursuant to Dr. Ryan’s separation agreement signed on December 2, 2020 paid in 2021.

(7)	Dr. Tuchman, pursuant to his employment letter dated December 2, 2020, was awarded 12,575 stock options which were approved by the Board on January 19, 2021.

(8)	Represents restricted stock units valued at time of grant. 100% will vest in September 2022.

Executive Employment Arrangements

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Narrative Disclosure to Summary Compensation Table

Alan J. Tuchman, MD. Synaptogenix is party to an offer letter as of December 7, 2020 (the “Start Date”), with Alan J. Tuchman, MD, pursuant to which Dr. Tuchman serves as Synaptogenix’s Chief Executive Officer. Under the terms of Dr. Tuchman’s offer letter, Dr. Tuchman receives an initial annual base salary of $222,000, with an annual discretionary bonus of up to 50% of his base salary then in effect. Dr. Tuchman also received an initial equity grant of options to purchase a number of shares of common stock equal to at least 1% of the Company’s outstanding shares of common stock immediately following the Spin-Off. As of December 7, 2021, such options are fully vested. The term of Dr. Tuchman’s employment pursuant to the offer letter is one year, which shall be extended automatically for six month periods unless either party gives timely written notice. As of December 31, 2021, Dr. Tuchman’s agreement has been extended until June 7, 2022. On August 4, 2022, the Company entered into an amendment to the offer letter to extend the term of Dr. Tuchman’s employment through June 7, 2023. If Dr. Tuchman is terminated without cause, Dr. Tuchman shall be entitled to severance equal to six months of Dr. Tuchman’s annual base salary.

Robert Weinstein. Upon the Spin-Off, Synaptogenix assumed Robert Weinstein’s employment agreement with Neurotrope, dated as of October 1, 2013, pursuant to which Mr. Weinstein serves as the Synaptogenix’s Chief Financial Officer and Executive Vice President. Neurotrope agreed to pay Mr. Weinstein a discretionary annual bonus of up to 50% of his annual base salary for all years beginning January 1, 2015, to be earned and payable based upon attainment of annual performance goals as determined by the Neurotrope board of directors or a committee thereof. Mr. Weinstein was not paid a bonus in 2017 or in 2018. Mr. Weinstein’s annual bonus opportunity may be periodically reviewed and increased at the discretion of the Board or a committee thereof. Mr. Weinstein is also eligible to participate in all Synaptogenix benefits generally available to the Synaptogenix’s officers in accordance with the terms of those benefit plans and all retirement, life, disability, medical and dental plan benefits generally available to the Synaptogenix’s officers in accordance with the terms of those plans.

If Mr. Weinstein’s employment is terminated by Synaptogenix for a reason other than cause or by him for good reason, and subject to his compliance with other terms of Mr. Weinstein’s employment agreement, and certain other conditions, then Synaptogenix will pay him a severance amount equal to his annual base salary, payable in a single lump sum. In addition, if he elects health care continuation coverage under COBRA, Synaptogenix will pay for such health insurance coverage for a period of 18 months following the termination of his employment, as the same rate as it pays for health insurance coverage for its active employees (with Mr. Weinstein required to pay for any employee-paid portion of such coverage). If Mr. Weinstein’s employment is terminated by non-renewal or due to his death or disability, he will be entitled to any unpaid prorated annual bonus for the year in which his employment terminates. Subject to earlier termination by Mr. Weinstein’s death or disability, or by Synaptogenix for cause, the term of Mr. Weinstein’s employment agreement is four years and will be extended automatically for successive one-year periods, unless either party gives written notice of termination to the other party at least 90 days prior to the end of the then-current term.

Daniel L. Alkon, M.D. Effective September 23, 2016, Neurotrope appointed Dr. Daniel Alkon, M.D., as President of Neurotrope. Dr. Alkon continues to serve as Synaptogenix’s Chief Scientific Officer following the Spin-Off. On January 4, 2017, Neurotrope agreed to compensate Dr. Alkon with compensation of $25,000 per month until May 31, 2017. Since that time, Dr. Alkon has received annual compensation of $300,000.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change-In-Control

Synaptogenix is party to an offer letter dated as of December 7, 2020, as amended, with Alan J. Tuchman, MD, pursuant to which Dr. Tuchman serves as Synaptogenix’s Chief Executive Officer. If Dr. Tuchman is terminated without cause, Dr. Tuchman shall be entitled to severance equal to six months of Dr. Tuchman’s annual base salary.

Synaptogenix is party to an employment agreement dated as of October 1, 2013, with Robert Weinstein, pursuant to which he serves as Neurotrope’s Chief Financial Officer and Executive Vice President. If Mr. Weinstein’s employment is terminated by the Company for a reason other than cause or by him for good reason, and subject to his compliance with other terms of Mr. Weinstein’s employment agreement, and certain other conditions, then Neurotrope will pay him a severance amount equal to his annual base salary, payable in a single lump sum. In addition, if he elects health care continuation coverage under COBRA, Neurotrope will pay for such health insurance coverage for a period of 18 months following the termination of his employment, as the same rate as it pays for health insurance coverage for its active employees (with Mr. Weinstein required to pay for any employee-paid portion of such coverage). If Mr. Weinstein’s employment is terminated by non-renewal or due to his death or disability, he will be entitled to any unpaid prorated annual bonus for the year in which his employment terminates.

2020 Equity Incentive Plan

In connection with the Spin-Off, we adopted the 2020 Equity Incentive Plan (the “2020 Plan”) in November 2020. The purpose of the 2020 Plan is to allow non-employee directors and selected employees, officers and consultants (“Grantees”) to acquire equity ownership in the Company, thereby strengthening their commitment to the Company’s success and incentivizing their efforts on behalf of the Company. The 2020 Plan is also intended to assist the Company in attracting new employees and Board members and retaining existing ones. Finally, the 2020 Plan supports and increases our ability to facilitate the sustained progress, growth and profitability of the Company.

On April 7, 2021, the Company held a special meeting of stockholders (“Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s 2020 Plan to increase the total number of shares of common stock from 250,000 to an aggregate of 625,000 shares of common stock.

The Compensation Committee of our Board (the “Committee”) administers the 2020 Plan and has full power to grant stock options and common stock, construe and interpret the 2020 Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, as it believes reasonable and proper. Any decision made or action taken by the Committee arising out of or in connection with the interpretation and administration of the 2020 Plan will be final and conclusive. The Committee, in its absolute discretion, may award common stock to employees, consultants, and directors of the Company, and such other persons as the Committee may select, and permit holders of options to exercise such options prior to full vesting.

In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, equitable adjustment will be made to the aggregate number and kind of shares subject to stock options which may be granted under the 2020 Plan.

The Committee may at any time, and from time to time, suspend or terminate the 2020 Plan in whole or in part or amend it from time to time in such respects as it may deem appropriate and in our best interest.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2021, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards
Equity
										Equity	Incentive
				Equity						Incentive	Plan Awards:
				Incentive						Plan	Market or
				Plan						Awards:	Payout
				Awards:					Market	Number of	Value of
	Number Of	Number of		Number of			Number Of		Value of	Unearned	Unearned
	Securities	Securities		Securities			Shares or		Shares or	Shares,	Shares,
	Underlying	Underlying		Underlying			Units of		Units of	Units or	Units or
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That		Stock That	Other Rights	Other Rights
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	That Have	That Have
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)(1)	Not Vested (#)	Not Vested ($)
Charles S. Ryan Former CEO	-	-		-	-	-	-		-	-	-
Dr. Alan J. Tuchman Chief Executive Officer	12,575	-		-	$9.84	01/13/2031	60,000	(2)	$510,600	-	-
Robert Weinstein CFO, Secretary and Executive Vice President	5,562	5,563	(3)	-	$9.84	1/13/2031	60,000	(2)	$510,600	-	-
Daniel L. Alkon MD President and CSO	15,625	15,625	(3)	-	$9.84	01/13/2031	80,000	(2)	$680,800	-	-

(1)	The market values of restricted stock units are determined by multiplying the number of shares by $8.51, the closing price of our common stock on The Nasdaq Capital Market on December 31, 2021.

(2)	The restricted stock units shall vest on July 13, 2022.

(3)	The options shall vest in full on January 13, 2022.

Director Compensation

Synaptogenix reimburses all of its directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board. On March 12, 2021, Synaptogenix adopted a new nonemployee director compensation policy (the “Director Compensation Policy”). The Director Compensation Policy provides for the annual automatic grant of nonqualified stock options to purchase up to 6,000 shares of Synaptogenix’s common stock to each of Synaptogenix’s nonemployee directors. Such grants shall occur annually on the fifth business day after the filing of Synaptogenix’s Annual Report on Form 10-K and shall vest on the one-year anniversary from the date of grant subject to the director’s continued service on the Board on the vesting date. The Director Compensation Policy also provides for the automatic grant of nonqualified stock options to purchase up to 4,800 shares of Synaptogenix’s common stock, plus options to purchase an additional 1,200 shares of common stock for service on a committee of the Board, to each newly appointed director following the date of his or her appointment. Such options shall vest as follows: fifty percent (50%) on the date of the grant, twenty-five percent (25%) on the one year anniversary from the date of the grant, and twenty-five percent (25%) on the second year anniversary from the date of the grant, subject to the director’s continued service on the Board on the applicable vesting dates. Each nonemployee director will also receive an annual retainer, in the amount of $120,000 for Synaptogenix’s Chairman of the Board, $80,000 for the Vice Chairman of the Board and $25,000 for each other nonemployee board member. In addition, the Chairman of each of the Audit, Compensation, and Nominating and Corporate Governance Committees will receive an additional $40,000 retainer.

The following table provides information concerning the compensation of Synaptogenix’s directors for the year ended December 31, 2021.

				Non-equity
	Fees			incentive	Non-qualified
	earned			plan	deferred	All other
	or paid	Stock	Option	compensation	compensation	Compensation
Name	in cash ($)	awards ($)(6)	awards ($)(1)	($)	earnings ($)	($)	Total ($)
Joshua Silverman (2)	240,000	877,500	278,746	-	-	-	1,396,246
William S. Singer	80,000	585,000	87,206	-	-	-	752,206
Alan J. Tuchman (3)	-	-	-	-	-	-	-
Daniel Alkon (4)	-	-	-	-	-	-	-
Bruce T. Bernstein	40,000	487,500	85,078	-	-	-	612,578
George Perry, PhD.(5)	18,750	390,000	41,024	-	-	-	449,774
Jonathan L. Schechter	40,000	438,750	66,563	-	-	-	545,313

(1) These amounts represent the aggregate grant date fair value of options granted to each director in 2021 computed in accordance with FASB ASC Topic 718.

(2) Fees represent payments for consulting services provided by Mr. Silverman and Chairman of the Board fees.

(3) Dr. Tuchman joined the Board on December 2, 2020. His compensation for 2021 is included in Officer’s Compensation table.

(4) Dr. Alkon joined the Board on December 2, 2020. His compensation for 2021 is included in Officer’s Compensation table.

(5) Dr. Perry resigned on September 30, 2021 and joined the Company’s Scientific Advisory Board.

(6) Represents restricted stock units valued at time of grant. 100% will vest in September 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	625,000	$2.02	0
Equity compensation plans not approved by security holders	—	—	—
Total	625,000	$2.02	0

(1)	The only equity compensation plan approved by stockholders is the Synaptogenix, Inc. 2020 Equity Incentive Plan, under which 625,000 shares are authorized for issuance.

REPORT OF AUDIT COMMITTEE

The audit committee of our Board, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Capital Market, has furnished the following report:

The audit committee assists our Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our Board, which is available on our website at ir.synaptogen.com/corporate-governance. This committee reviews and reassesses our charter annually and recommends any changes to our Board for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Friedman LLP, who was our registered independent accounting firm for the fiscal year ended December 31, 2021. In fulfilling its responsibilities for the financial statements for fiscal year 2021, the audit committee took the following actions:

☐	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and Friedman LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2021;

☐	Discussed with Friedman LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and

☐	Received written disclosures and the letter from Friedman LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Friedman LLP’s communications with the audit committee and the audit committee further discussed with Friedman LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Friedman LLP, the audit committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Members of the Synaptogenix Audit Committee

Bruce T. Bernstein
William S. Singer
Jonathan L. Schechter

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee Charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee.  Any request for such a transaction must first be presented to our audit committee for review, consideration and approval.  In approving or rejecting any such proposal, our audit committee is to consider all available information deemed relevant by the audit committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

On August 4, 2016, Neurotrope entered into a consulting agreement with SM Capital Management, LLC (“SMCM”), a limited liability company owned and controlled by the Company’s Chairman of the Board, Mr. Joshua N. Silverman (the “Consulting Agreement”). Pursuant to the Consulting Agreement, SMCM shall provide consulting services which shall include, but not be limited to, providing business development, financial communications and management transition services, for a one-year period, subject to annual review thereafter. SMCM’s annual consulting fee is $120,000, payable by the Company in monthly installments of $10,000. In addition, SMCM shall be reimbursed for (i) all pre-approved travel in connection with the consulting services to the Company, (ii) upon submission to the Company of appropriate vouchers and receipts, for all other out-of-pocket expenses reasonably incurred by SMCM in furtherance of the Company’s business. This contract was assigned to Synaptogenix on December 1, 2020.

Proposal No. 1

ELECTION OF DIRECTORS

(Notice Item 1)

On August 11, 2022 our Board nominated Bruce T. Bernstein and Jonathan L. Schechter for election at the annual meeting. Our Board currently consists of six members, classified into three classes as follows: Alan Tuchman, M.D. and Daniel L. Alkon, M.D. constitute a class with a term ending in 2023; Joshua N. Silverman and William S. Singer constitute a class with a term ending in 2024; and Bruce T. Bernstein and Jonathan L. Schechter constitute a class with a term which expires at the upcoming annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our Board has voted to nominate Bruce T. Bernstein and Jonathan L. Schechter for election at the annual meeting for a term of three years to serve until the 2025 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class II directors (Alan Tuchman, M.D. and Daniel L. Alkon, M.D.) and the Class III directors (Joshua N. Silverman and William S. Singer) will serve until the Annual Meetings of Stockholders to be held in 2023 and 2024, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Bruce T. Bernstein and Jonathan L. Schechter as directors. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our Board may recommend in that nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the annual meeting is required to elect each nominee as a director.

Our board Recommends The Election Of Bruce T. Bernstein and Jonathan L. Schechter As Directors, And Proxies Solicited By Our board Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

Proposal No. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2020 equity incentive plan

(Notice Item 2)

General

Our Board is requesting that our stockholders approve the adoption of an amendment to our Synaptogenix, Inc. 2020 Equity Incentive Plan (the “Plan”), which amendment was approved by the Board on August 11, 2022 effective upon approval by our stockholders at the annual meeting. If this proposal is approved, the number of shares authorized for issuance of awards under the Plan will be increased from 625,000 to an aggregate of 1,375,000 shares of common stock.

The Plan was approved by our Board and stockholders in 2020, and subsequently amended in 2021. By its terms, the Plan may be amended by the Compensation Committee provided that any amendment that the Compensation Committee determines requires stockholder approval is subject to receiving such stockholder approval. Approval by our stockholders is required by the listing rules of The Nasdaq Stock Market. In addition, stockholder approval is required in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

As of August 1, 2022, no shares of our common stock remain available for issuance of future awards under the Plan; options to purchase a total of 130,000 shares of common stock remain outstanding; and restricted stock units for the issuance of a maximum of 495,000 shares of our common stock were outstanding. As of August 1, 2022, no shares of our common stock have been issued upon the exercise of options and vesting of other equity awards granted under the Plan.

Reasons for Amendment of the Plan

Our Board, the Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Plan will maintain and enhance the key policies and practices adopted by our management and Board to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Our Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the Plan (as of August 1, 2022) is not sufficient for future granting needs. Our Board currently believes that if the amendment to the Plan is approved by stockholders, the 1,375,000 shares available for issuance under the Plan will result in an adequate number of shares of common stock being available for future awards under the Plan for two additional years following the current year.

The following is a brief summary of the Plan, as amended. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of Material Features of our Plan.

Eligibility. The Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan. As of August 1, 2022 there were approximately eleven individuals eligible to participate in the Plan.

Corporate Governance Aspects of the Plan. The Plan includes several provisions that we believe promote best practices by reinforcing alignment with stockholders’ interests. These provisions include, but are not limited to, the following:

☐	No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

☐	No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

☐	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

☐	No Dividends: The Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of dividends or dividend equivalents to be paid upon vesting.

Shares Available for Issuance. The Plan currently provides for the issuance of up to 625,000 shares of our common stock. Generally, shares of common stock reserved for awards under the Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. The Plan provides that no participant may receive awards for more than 75,000 shares of common stock in any fiscal year. The aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by a participant in any calendar year shall not exceed $100,000. In addition, shares of common stock reserved for awards under the Plan may be granted to non-employee directors having time-based vesting of less than one (1) year from the date of grant so long as no more than ten percent (10%) of the Shares reserved for issuance under the Plan may be granted in the aggregate pursuant to such awards.

Stock Options. Stock options granted under the Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

Other Stock-Based Awards. The Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Board or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

Plan Administration. In accordance with the terms of the Plan, our Board administers the Plan. The Board may delegate part of its authority and powers under the Plan to the Compensation Committee or one or more of our directors and/or officers, but only the Board or compensation committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the Plan, our Board determines the terms of awards, including:

☐	which employees, directors and consultants will be granted awards;

☐	the number of shares subject to each award;

☐	the vesting provisions of each award;

☐	the termination or cancellation provisions applicable to awards; and

☐	all other terms and conditions upon which each award may be granted in accordance with the Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board may, in its sole discretion, take any one or more of the following actions pursuant to our Plan, as to some or all outstanding awards:

☐	provide that all outstanding options shall be assumed or substituted by the successor corporation;

☐	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

☐	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

☐	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

☐	with respect to stock grants and in lieu of any of the foregoing, our Board or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of our Board or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The Plan may be amended by our stockholders. It may also be amended by our Board, provided that any amendment approved by our Board which it determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the Board may not without stockholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the Board may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The Plan will expire by its terms on November 3, 2030.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Plan Benefits

Since the adoption of the Plan through August 1, 2022, we have granted the following stock options and RSUs under the Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of our common stock.

Name and Position	Common Stock Beneficially Owned
Named Executive Officers
Alan J. Tuchman	78,725
Robert Weinstein	71,125
Daniel L. Alkon	111,250
All Current Executive Officers as a Group	261,100
All Current Directors Who Are Not Executive Officers as a Group	305,825
Each Person Who Received 5% of Such Awards	611,750
All Employees Who are Not Executive Officers as a Group	13,250

New Plan Benefits

The amounts of future grants under the Plan are not determinable and will be granted at the sole discretion of the Board or other delegated persons. We cannot determine at this time either the persons who will receive such awards under the Plan or the amount or types of any such awards.

On August 24, 2022, the closing market price per share of our common stock was $8.49, as reported by The Nasdaq Capital Market.

Required Vote

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve Proposal No. 2.

OUR BOARD RECOMMENDS APPROVAL OF THE AMENDMENT TO THE SYNAPTOGENIX, INC. 2020 EQUITY INCENTIVE PLAN TO INCREASE BY 750,000 SHARES THE AGGREGATE NUMBER OF SHARES WHICH MAY BE GRANTED, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal No. 3

ratification of selection of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 3)

The Audit Committee has appointed Morison Cogen LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. Morison Cogen LLP has not previously served as our registered independent public accounting firm. Previously, Friedman LLP served as our independent registered public accounting firm since August 23, 2013. However, due to a conflict of interest that may potentially arise as a result of the merger between Friedman LLP and Marcum LLP that may lead to issues regarding Friedman LLP’s independence, we decided to engage Morison Cogen LLP as our registered public accounting firm. Our Board proposes that the stockholders ratify this appointment. We expect that representatives of Morison Cogen LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Morison Cogen LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Morison Cogen LLP and concluded that Morison Cogen LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.

Morison Cogen LLP has not previously rendered any services to us and accordingly we have not paid any fees for professional audit services to Morison Cogen LLP for the years ended December 31, 2021 and December 31, 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.            Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.            Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.            Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.            Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Morison Cogen LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

Our board Recommends A Vote To Ratify The Appointment Of Morison Cogen LLP As Our Independent Registered Public Accounting Firm, And Proxies Solicited By Our board Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at ir.synaptogen.com/corporate-governance, is filed with the SEC as an exhibit to our Annual Report on Form 10-K and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

Our Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2023 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than April 28, 2023. To be considered for presentation at the 2023 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than July 11, 2023. Proposals that are not received in a timely manner will not be voted on at the 2023 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Synaptogenix, Inc., 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036.

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

August 25, 2022

APPENDIX A – FORM OF AMENDMENT TO THE SYNAPTOGENIX, INC. 2020 EQUITY INCENTIVE PLAN

AMENDMENT NO. 2

TO

SYNAPTOGENIX, INC.

2020 EQUITY INCENTIVE PLAN

In accordance with those certain resolutions adopted by the Board of Directors and stockholders of Synaptogenix, Inc., a Delaware corporation (the “Company”), the Synaptogenix, Inc. 2020 Equity Incentive Plan (the “Plan”) is hereby amended as follows:

1.             Section 3(a) of the Plan is hereby amended and restated in its entirety to increase the number of shares of the Company’s common stock, par value $0.0001 per share, reserved for issuance under the Plan as follows:

“(a)         The number of Shares which may be issued from time to time pursuant to this Plan shall be 1,375,000 shares of Common Stock.”

2.             Unless otherwise expressly provided for in this Amendment No. 2 to the Plan (this “Amendment”), all capitalized words, phrases, or defined terms used in this Amendment will have the same meaning ascribed to them in the Plan.

3.             Except as expressly set forth in this Amendment, there have been no other changes or modifications to the Plan, and the Plan remains otherwise unchanged and in full force and effect.

4.             This Amendment shall be effective as of [       ], 2022.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed effective as of the date set forth above.

SYNAPTOGENIX, INC.,
A Delaware corporation

By:
Alan J. Tuchman, Chief Executive Officer

[Signature Page to Amendment to the Plan]

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 10, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the election of the nominees for director:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Bruce T. Bernstein   02) Jonathan L. Schechter

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000577928_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

SYNAPTOGENIX, INC.
Annual Meeting of Stockholders
October 11, 2022 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Mr. Alan J. Tuchman and Mr. Robert Weinstein, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all the shares of the common stock of Synaptogenix, Inc., registered in the name provided in this proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held via live audio webcast at www.virtualshareholdermeeting.com/SNPX2022, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this proxy. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000577928_2 R1.0.0.24

Continued and to be signed on reverse side